KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Clyde A. Billings, Jr., John A. Niemoeller, and Shannon M. Hernandez jointly and each of them severally, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of First Horizon National Corporation (the "Corporation"), Forms 3, 4 and 5 and any and all amendments thereto in accor-dance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exechange Act"), and the rules thereunder; and

(2) do and perform any and all acts on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 or an amendment thereto and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the fore-going which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being undertstood that the documents being executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorneyj-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any lof the rights and powers herein granted, as fully to all intents and purposes as the under-signed might or could do if personally present, hereby ratifying and con-firming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the under-signed is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 18th day of December, 2007.

/s/ Charles T. Tuggle, Jr.